EXHIBIT 23.1


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in the registration statements (Form S-8 No. 33-26261 and Form S-3 Nos. 333-97531 and 333-110611) of GP
Strategies Corporation of our report dated March 19, 2003, with respect to the financial statements of Five Star Products, Inc. included in its Annual Report on Form 10-K for the year ended December 31, 2002 which is included as an exhibit to this current report on Form 8-K/A of GP Strategies Corporation.




Eisner LLP

New York, New York
December 19, 2003